Exhibit 4.11

Certificate No._____	No. of Rights _____
CUSIP __________

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2010 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.  COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MORROW & CO., LLC, THE INFORMATION AGENT.

NEPHROS, INC.
(Incorporated under the laws of the State of Delaware)

NON-TRANSFERRABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Subscription Rights, each to Purchase 4.185496618 Units, each Unit consisting of One Share of Common Stock and a Warrant to Purchase 0.924532845 Shares of Common Stock of Nephros, Inc.

Subscription Price: $0.02 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., EASTERN TIME, ON [•], 2010, UNLESS EXTENDED BY THE COMPANY.

THIS CERTIFIES THAT

the registered owner whose name is inscribed hereon is the owner of the number of non-transferrable subscription rights (“Rights”) set forth on the face of this certificate.  Each whole Right entitles the holder thereof to subscribe for and purchase 4.185496618 Units (the “Units”), each consisting of one share of common stock, with a par value of $0.001 per share, and a warrant to purchase 0.924532845 shares of common stock of Nephros, Inc., a Delaware corporation (the “Company”), at a subscription price of $0.02 per Unit (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate.  The Rights represented by this Subscription Rights Certificate expire at 5:00 p.m., Eastern Time, on [•], 2010, unless extended. If any Units available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Available Units”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Available Units pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).  The Rights represented by this Subscription Rights Certificate may be exercised by completing the Form of Election to Purchase on the reverse side hereof and by returning the full payment of the subscription price for each Unit in accordance with the “Instructions for Use of Subscription Rights Certificates” that accompanies this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the transfer agent and registered by the registrar.

WITNESS the facsimile signatures of two duly authorized officers of Nephros, Inc.

________________________________________	________________________________________
Acting Chief Executive Officer	Chief Financial Officer

COUNTERSIGNED AND REGISTERED
CONTINENTAL STOCK TRANSFER & TRUST COMPANY

	BY:	_________________________________________
as TRANSFER AGENT AND REGISTRAR
DATED: [•], 2010

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivery by hand, mail, or overnight courier:

Continental Stock Transfer & Trust Company
17 Battery Place, 8th Floor
New York, NY 10004
(212) 509-4000, ext. 536

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1 – EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for Units pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3 below.  To the extent you subscribe for more Units than you are entitled under either the Basic Subscription Privilege or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Privilege or Over-Subscription Privilege, as applicable.

(a)  EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I subscribe for ___________ Units                ×        $0.02               =         $______________
 (no. of Units)                      (Subscription Price)                     (Payment)

(b)  EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:

 If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional  Available Units pursuant to your Over-Subscription Privilege:

  I subscribe for ___________ Available Units    ×       $0.02               =          $______________
  (no. of Units)                                (Subscription Price)                 (Payment)

(c) TOTAL AMOUNT OF PAYMENT ENCLOSED: $___________________

FORM 2 – DELIVERY TO DIFFERENT ADDRESS

If you wish for the Units underlying your subscription right or a certificate represented unexercised subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

____________________________________________

____________________________________________

____________________________________________

FORM 3 – SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus and the “Instructions for Use of Subscription Rights Certificates” accompanying this Subscription Rights Certificate..

Signature(s):  __________________________________________________________________

IMPORTANT: The signature(s) must correspond to the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

METHOD OF PAYMENT (CHECK ONE)

☐      Check drawn on a U.S. bank payable to “Continental Stock Transfer & Trust Company
   (acting as subscription agent for Nephros, Inc.).”  Funds paid by a personal check may take at  least five business days to clear.

☐      U.S. Postal money order payable to “Continental Stock Transfer & Trust Company (acting as subscription agent for Nephros, Inc.).”

☐ Wire transfer of immediately available funds directly to the account  maintained by
  Continental Stock Transfer & Trust Company as agent for Neptros, Inc., for purposes of accepting subscriptions in the Rights Offering, at JPMorgan Chase, ABA #021-000021,
  Account   #475-508351 FBO Nephros, Inc. Subscription, with reference to the Rights holder’s name.

FORM 4 – SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed: ___________________________________________________
                                                                      (Name of Bank or Firm)

By: ___________________________________________
                                (Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR ADDITIONAL INSTRUCTIONS ON THE USE OF NEPHROS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW & CO., LLC, THE INFORMATION AGENT, AT (800) 414-4313.